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                                                                    EXHIBIT 10.8

                                NEWWATCH COMPANY
                              EMPLOYMENT AGREEMENT

Employee Name: James Whitcomb

Initial Position: President

1. INTRODUCTION. I, the employee named above, and NewWatch Company, a Texas corporation (the "Company"), enter into this Employment Agreement ("Agreement") in consideration of my employment by the Company. The Company and I agree as follows:

2. DUTIES. (a) I am being initially hired for the position described above, but my position, title, and specific job responsibilities may be changed as reasonably determined by the Company. (b) I will comply with all lawful rules, regulations, policies, procedures, ethical standards, and special instructions that may be adopted or developed by the Company from time to time, except that if such policies conflict with the express provisions of this Agreement, then the terms of this Agreement will govern. (c) Subject to any obligation of confidentiality that I may have to former employers, I will make available to the Company any and all information of which I have knowledge and which I have a reasonable belief is or would be relevant to the Company's business.

3. COMPENSATION AND BENEFITS. (a) For all the services rendered by me under this Agreement, and for so long as this Agreement remains in effect, I will receive the compensation offered to and accepted by me, less withholding required by law or agreed to by me, payable in installments at such times as the Company customarily pays its other employees (but in any event no less often than monthly). (b) I will be entitled to participate in any group medical, dental, disability, and life insurance plans, 401(k) plans, pension or profit-sharing plans, stock option plans, and similar benefits, if any, that may be offered by the Company. I also understand that these benefits may change at the sole discretion of the Company. (c) In addition to the compensation and benefits referred to above, I may receive bonus compensation at such intervals and frequency as shall be determined appropriate in the sole and unilateral judgment and discretion of the Company, and the Company will not be obligated to me for any bonus compensation not otherwise so authorized. (d) I will be entitled to vacations of a duration consistent with usual and customary practices of the Company. (e) I alone, and not the Company, will be responsible for the payment of all federal, state and local taxes in respect of the payments to be made and benefits to be provided under this Agreement or otherwise (except to the extent withheld by the Company). (f) I will be reimbursed for reasonable business expenses incurred by me in connection with my employment in accordance with current travel policies (or as they may be modified in the future) and IRS guidelines. (g) The compensation and other benefits described in this Section 3 represent all compensation and benefits to which I am entitled.

4. TERM OF EMPLOYMENT; TERMINATION. (a) I will be an "at-will" employee during the entire time of my employment ("Term of Employment"). Either the Company or I can terminate my employment at any time, with or without cause. (b) As used in this Agreement "cause" includes, without limitation, (i) material or repeated failure to perform my duties of a kind and in a manner consistent with my position, (ii) excessive absenteeism that is not related to an illness,
(iii) an indictment accusing me of a felony, (iv) malfeasance in the conduct of my duties, including the commission of fraud, embezzlement, theft or other acts involving dishonesty, (v) substance abuse, (vi) action in bad faith relating to the Company's business, (vii) long term disability or (viii) death. (c) If my Term of Employment is terminated by the Company without cause, then the termination will be effective immediately, and no notice or payment in lieu of notice by the Company is required. (d) If my Term of Employment is terminated, with or without cause, then I will be entitled only to my earned compensation, as well as any other benefits earned and due to me prior to my termination, and the Company will then have no further obligations to me except as may be expressly provided otherwise in this Agreement or in a separate authorized written agreement with the Company. (e) Termination of my Term of Employment, with or without cause, will not affect the continued enforceability of this Agreement.

5. CONFIDENTIAL OR PROPRIETARY INFORMATION. (a) I acknowledge that the law provides companies, such as the Company, with protection for their trade secrets and confidential information. I will not disclose, directly or indirectly, any of the Company's confidential business information or confidential technical information to anyone without the prior written consent of the Company. I will not use any of the Company's confidential business information or confidential technical information in any way, either during or after my Term of Employment with the Company, except as required in the course of that employment. (b) I will strictly adhere to any obligations that I may have to former employers insofar as my use or disclosure of their confidential information is concerned.
(c) Information will not be deemed part of the confidential information that is restricted by this Section 5 if I can show that: (i) the information was in my possession or within my knowledge before the Company disclosed it to me; or (ii) the information was or became generally known to those who could take economic advantage of it; or (iii) I obtained the information from a party having the right




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to disclose it to me without violation of any obligation to the Company, or (iv)
I am required to disclose the information pursuant to legal process (e.g., a subpoena), provided that I notify the Company immediately upon receiving or becoming aware of the legal process in question. No combination of information will be deemed to be within any of the four exceptions in the previous sentence, however, whether or not the component parts of the combination are within one or more exceptions, unless the combination itself and its economic value and principles of operation are themselves within such an exception. (d) All originals and all copies of any drawings, blueprints, manuals, reports, computer programs or data, notebooks, notes, photographs, and all other recorded, written, or printed matter relating to research, manufacturing operations, or business of the Company made or received by me during my Term of Employment by the Company are the property of the Company. Upon termination of my Term of Employment, whether or not for cause, I will immediately deliver to the Company all property of the Company which may still be in my possession. I will not remover or assist in removing such property from the Company's premises under any circumstances, either during my Term of Employment or after termination thereof, except with the prior written consent of the Company.

6. OWNERSHIP. (a) The company will be the sole owner of any and all of my "Inventions" that are related to the Company's business, as defined in more detail below. (b) For purposes of this Agreement, "Inventions" means all inventions, discoveries, and improvements (including, without limitation, any information relating to manufacturing techniques, processes, formulas, developments or experimental work, work in progress, or business trade secrets), along with any and all other work product relating thereto, (c) An Invention is "related to the Company's business" ("Company-related Invention") if it is made, conceived, or reduced to practice by me (in whole or in part, either alone or jointly with others, whether or not during regular working hours), whether or not potentially patentable or copyrightable in the U.S. or elsewhere, and it either: (i) involves equipment, supplies, facilities, or trade secret information of the Company; (ii) involves the time for which I was compensated by the Company; (iii) relates to the business of the Company or to its actual or demonstrably anticipated research and development; or (iv) results, in whole or in part, from work performed by me for the Company. (c) I will promptly disclose to the Company, or its nominee(s), without additional compensation, all the Company-related Inventions, including without limitation all "Computer Software" (defined as all computer programs, associated documentation, and copies thereof) that is so related. (d) I will assist the Company, at the Company's expense, in protecting any intellectual property rights that may be available anywhere in the world for such Company-related Inventions, including signing U.S. or foreign patent applications, oaths or declarations relating to such patent applications, and similar documents. (e) To the extent that any Company-related Invention is eligible under applicable law to be deemed a "work made for hire", or otherwise to be owned automatically by the Company, it will be deemed as such, without additional compensation to me. In some jurisdictions, I may have a right, title, or interest ("I.P. Right", defined in more detail below) in certain Company-related Inventions that cannot be automatically owned by the Company. In that case, if applicable law permits me to assign my I.P. Right(s) in future Company-related Inventions at this time, then I hereby assign any and all such Right(s) to the Company, without additional compensation to me; if not, then I agree to assign any and all such I.P. Right(s) in any such future Company-Related Inventions to the Company or its nominee(s) upon request, without additional compensation to me. In the event that I am unable, as a matter of law or for any other reason, to assign any I.P. Right, than I agree to grant a paid-up royalty-free exclusive (if possible, otherwise non-exclusive) irrevocable license to the Company to use such unassignable I.P. Right. The term "I.P. Right" includes, without limitation, any and all right, title, and interest arising under patent law, copyright law, trade-secret law, semiconductor chip protection law, or otherwise, anywhere in the world, including the right to sue for present or past infringement. (f) To the extent that I retain any so-called "moral rights" or similar rights in a Company-related Invention as a matter of law, I authorize the Company or its designee to make any changes it desires to any part of that Company-related Invention; to combine any such part with other materials; and to withhold my identity in connection with any business operations relating to that Company-related Invention; in any case without additional compensation or payments to me.

7. CONFLICTS OF INTEREST. (a) During my Term of Employment with the Company:
(i) I will devote my full productive time, ability and attention and my best efforts to the business of the Company; or (ii) I will not engage, directly or indirectly, in the planning, operation or management of any activity competitive with the Company's interests; (iii) I will not otherwise engage in any activity in conflict with the Company's interests; and (iv) I will not work either on a part-time or independent contracting basis for any other business or enterprise without the prior written consent of the Company. (b) For a period of one (1) year after the date of termination of my Term of Employment, I will not, either directly or indirectly, hire or employ or offer or participate in offering employment to any person who at the time of such termination or at anytime during such year following the time of such termination was an
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employee of the Company without the prior written consent of the Company.

8. EMPLOYEE MANUALS. The Company may in its sole and unilateral discretion establish, amend, maintain and distribute policies, employee manuals and/or personnel policy manuals. I will adhere to and follow all rules, regulations and policies of the Company set forth in these policies and manuals as they now exist or may hereafter be amended or modified. I understand and agree that these policies and manuals are not part of the contractual terms of this Agreement and do not constitute a separate contract. Rather, these policies and manuals are only general policies and guidelines of the Company.

9. ASSIGNMENT. All of the terms and provisions of this Agreement will be binding upon and inure to the benefit of and be enforceable by the respective heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto, except that my duties and responsibilities under this Agreement are of a personal nature and will not be assignable or delegable in whole or in part by me.

10. ARBITRATION. (a) Except to the extent affirmatively prohibited by applicable law, any dispute, controversy or claim arising out of or relating to this Agreement will be submitted to binding arbitration in Houston, Texas, in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association in effect on the date of the demand for arbitration. (b) To protect Inventions, trade secrets or other confidential information, the Company may seek temporary or preliminary injunctive relief in a court of competent jurisdiction with respect to any term of this Agreement, in each case, without waiving its right to arbitration. (c) At the request of either party, the arbitration tribunal may take any interim measures it deems necessary with respect to the subject matter of the dispute, including measures for the preservation of confidentiality granted in this Agreement. (d) Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction.

11. MISCELLANEOUS. (a) I represent that I have no obligations, contractual or otherwise, inconsistent with my obligations set forth in this Agreement. (b) All notices and statements with respect to this Agreement must be in writing; notices to the Company will be delivered to my supervisor at the Company; notices to me may be delivered to me in person or sent to me at my then-current home address as indicated in the Company's records. (c) This Agreement sets forth the entire agreement of the parties concerning the subjects covered herein; there are no promises, understandings, representations, or warranties of any kind concerning those subjects except as expressly set forth in this Agreement. (d) Any modification of this Agreement must be in writing and signed by all parties; any attempt to modify this Agreement, orally or in writing, not executed by all parties will be void. (e) If any provision of this Agreement, or its application to anyone or under any circumstances, is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability will not affect any other provision or application of this Agreement which can be given effect without the invalid or unenforceable provision or application and will not invalidate or render unenforceable such provision or application in any other jurisdiction. (f) THIS AGREEMENT WILL BE GOVERNED AND INTERPRETED UNDER THE LAWS OF THE UNITED STATES OF AMERICA AND OF THE STATE OF TEXAS LAW AS APPLIED TO CONTRACTS MADE AND CARRIED OUT IN TEXAS BY RESIDENTS OF TEXAS. (g) No failure on the part of any party to enforce any provision of this Agreement will act as a waiver of the right to subsequently enforce that provision. (h) This Agreement will remain in full force and effect after any termination of my employment with respect to my obligations concerning solicitation and hiring of the Company employees, confidential or proprietary information, noncompetition and assignment of the Company-related Inventions.
(i) Section headings are for convenience only and shall not define or limit the provisions of this Agreement. (j) This Agreement may be executed in several counterparts, each of which is an original. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

THIS AGREEMENT CONTAINS PROVISIONS REQUIRING ARBITRATION OF DISPUTES. BY SIGNING THIS AGREEMENT, I ACKNOWLEDGE THAT: I have read the entire Agreement; I have received a copy of it; I have had the opportunity to ask questions and consult counsel or other advisors about its terms; and I agree to be bound by it.

/s/ JAMES WHITCOMB                   11/25/98
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Employee signature & date

JAMES WHITCOMB
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Printed name

NewWatch Company

By: /s/ JAMES WHITCOMB
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Name:   James Whitcomb
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Title:  CEO
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